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Exhibit 32.1

WRITTEN STATEMENT OF MICHAEL S. GILLILAND

        On this day, Sabre Holdings Corporation (the "Company") filed with the Securities and Exchange Commission an Annual Report on Form 10-K for the period ending December 31, 2004 (the "Report").

This written statement accompanied the Report.

        I, Michael S. Gilliland, the Chief Executive Officer of the Company, hereby certify that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael S. Gilliland Michael S. Gilliland President and Chief Executive Officer March 11, 2005

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  Exhibit 32.1
WRITTEN STATEMENT OF MICHAEL S. GILLILAND